Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       22,176,289
BANK OF AMERICA SECURITIES LLC              56-2058405       20,445,139
CITIGROUP, INC.                             52-1568099       20,049,809
BNP PARIBAS SECURITIES CORP.                13-3235334       17,057,743
JPMORGAN CHASE & CO.                        13-3224016        8,809,791
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,216,008
DEUTSCHE BANK SECURITIES, INC.              13-2730328        5,796,209
MORGAN STANLEY CO INCORPORATED              13-2665598        4,304,178
NOMURA                                      13-2642206        2,602,925
BARCLAYS CAPITAL INC.                       05-0346412        2,787,922






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       21,738,693
BANK OF AMERICA SECURITIES LLC              56-2058405        5,312,118
CITIGROUP, INC.                             52-1568099        4,943,762
BNP PARIBAS SECURITIES CORP.                13-3235334        1,078,220
JPMORGAN CHASE & CO.                        13-3224016        6,488,556
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,865,441
DEUTSCHE BANK SECURITIES, INC.              13-2730328        4,197,055
MORGAN STANLEY CO INCORPORATED              13-2665598        3,609,454
NOMURA                                      13-2642206        2,805,254
BARCLAYS CAPITAL INC.                       05-0346412        1,419,418




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    118,603,443 D. Total Sales: 61,628,808

                               SCREEN NUMBER : 12